Exhibit 99.1


Refco Enters into Memorandum of Understanding With J.C. Flowers
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NEW YORK, Oct. 17 - Refco Inc. announced today that it has entered into a memorandum of understanding with a group of investors led by J.C. Flowers & Co. LLC for the sale of the Company's futures brokerage business conducted through Refco LLC, Refco Overseas Ltd., Refco Singapore Ltd. and certain related subsidiaries and other assets. The investor group includes entities associated with J.C. Flowers & Co. LLC, The Enstar Group, Inc., Silver Point Capital, MatlinPatterson Global Advisers LLC, and Texas Pacific Group. The Company expects to execute definitive agreements shortly, although there can be no assurance that any definitive agreement ultimately will be reached or that a sale ultimately will be consummated.

Mark Winkelman will serve as Chairman of Refco LLC, and Jacob Goldfield will serve as Vice Chairman. Mr. Winkelman was formerly head of J. Aron & Co. and co-head of the Goldman Sachs fixed income division. Mr. Winkelman said "We believe that Refco has a tremendously bright future ahead of it. Refco's unique platform offers clients a compelling value proposition, and we are providing Refco with a stable and well-capitalized shareholder base that will permit it to continue providing superior service to clients. We expect to close this transaction as soon as possible and we will begin our partnership with Refco employees immediately."

In connection with the transaction, Refco Inc. and certain subsidiaries have filed for protection under Chapter 11 of the United States Bankruptcy Code on October 17, 2005. None of Refco's regulated subsidiaries, including the futures brokerage business conducted through Refco LLC, Refco Overseas Ltd. and Refco Singapore Ltd, and the registered broker dealer Refco Securities LLC have filed for bankruptcy protection. Refco expects that the Bankruptcy Court will enter an order establishing procedures for submission of competing proposals in due course.

The proposed purchase price of $768 million equals 103% of the net capital of the acquired businesses. Refco will also have the option to retain up to 20% of the equity value of the entities being sold. Refco has filed a Form 8- K today with the Securities and Exchange Commission that includes the executed memorandum of understanding dated as of October 17, 2005.

Greenhill & Co. LLC will continue as the Company's financial advisor. In accordance with the terms of its engagement, the services of Goldman, Sachs & Co. terminated on October 17, 2005, upon the bankruptcy filing.

About Refco Inc.
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Refco Inc. (NYSE: RFX) is a diversified financial services organization with operations in 14 countries and an extensive global institutional and retail client base. Refco's worldwide subsidiaries are members of principal U.S. and international exchanges, and are among the most active members of futures exchanges in Chicago, New York, London and Singapore. In addition to its futures brokerage activities, Refco is a major broker of cash market products, including foreign exchange, foreign exchange options, government securities, domestic and international equities, emerging market debt, and OTC financial and commodity products. Refco is one of the largest global clearing firms for derivatives. For more information, visit http://www.refco.com.

About J.C. Flowers & Co. LLC:
-----------------------------

J.C. Flowers & Co. LLC is an investment firm specializing in financial services.

About The Enstar Group:
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The Enstar Group (Nasdaq: ESGR - News) is a publicly traded company engaged in the operation of several businesses in the financial services industry, including Castlewood Ltd., Bermuda. Mr. Flowers is the largest shareholder of Enstar.

About Silver Point Capital:
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Silver Point Capital specializes in credit analysis and diversified credit-related investments.

About MatlinPatterson Global Advisors LLC:
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MatlinPatterson is a private equity firm specializing in control investments in distressed situations on a global basis.

About Texas Pacific Group (TPG)
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Texas Pacific Group is a global private equity firm investing in businesses across a range of industries.

Cautionary Note Regarding Forward-Looking Statements
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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995. In this press release, all statements other than statements of historical fact are forward looking statements that involve risks and uncertainties and actual results could differ. These forward-looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements have a reasonable basis, you should be aware that numerous factors, including the outcome of the Audit Committee's investigation; our ability to obtain financing arrangement or alternatives; changes in domestic and international market conditions; competition; our ability to attract and retain customers; our relationships with introducing brokers; retention of our management team; our ability to manage our growth or integrate future acquisitions, our exposure to significant credit risks with respect to our customers, international operations and exchange membership requirements, the effectiveness of compliance and risk management methods, potential litigation or investigations, employee or introducing broker misconduct or errors, reputational harm, and changes in capital requirements, could cause actual results to differ materially from our expectations. Because of these factors, we caution that you should no place undue reliance on any of our forward-looking statements. Further, any forward looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us. The Company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.